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                                                                   EXHIBIT 10.16



                                                                  EXECUTION COPY


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                              PLACEMENT AGREEMENT




                                  $200,000,000


                              REGAL CINEMAS, INC.

                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2008





November 4, 1998


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                                                                November 4, 1998


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Ladies and Gentlemen:

                 Regal Cinemas, Inc., a Tennessee corporation (the "COMPANY"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "PLACEMENT AGENT") $200,000,000 million principal amount of its 9 1/2% Senior Subordinated Notes due 2008 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of May 27, 1998 (the "INDENTURE") between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "TRUSTEE"). Capitalized terms used herein not otherwise defined herein shall have the meanings given such terms in the Final Memorandum (as defined below).

                 The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to "qualified institutional buyers" in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("QIBS").

                 The Placement Agent and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date between the Company and the Placement Agent (the "REGISTRATION RIGHTS AGREEMENT").

                 In connection with the sale of the Securities, the Company has prepared an offering memorandum (the "FINAL MEMORANDUM") including a description of the terms of the Securities, the terms of the Offering and a description of the Company.

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

                 (a) The Final Memorandum in the form provided by the Company to the Placement Agent to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in such Final Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent through you expressly for use therein.
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                                      2

                 (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (c) Each Restricted Subsidiary of the Company, including, without limitation, Act III Cinemas, Inc., a Delaware corporation ("Act III"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims other than those described in the Final Memorandum.

                 (d) This Agreement has been duly authorized, executed and delivered by the Company.

                 (e) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agent in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and insofar as the same contains any waiver of usury laws as to enforceability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

                 (f) The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and insofar as the same contains any waiver of usury laws as to enforceability.
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                                       3

                 (g) The Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

                 (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except those already obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

                 (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

                 (j) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid and subsisting leases with such exceptions as are not material to the business of the Company and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Final Memorandum.
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                                       4

                 (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities.

                 (l) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (o) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                 (p) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or
         (ii) engaged in any form of
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                                       5

         general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                 (q) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Placement Agent.

                 (r) (i) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agent in the manner contemplated by this Agreement to register the Securities under the Securities Act, and (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, pursuant to a Registration Statement on Form S-4 (File No. 333-64399) filed by the Company with the Securities and Exchange Commission on September 28, 1998, as amended on October 14, 1998, which was declared effective on October 16, 1998 (the "Registration Statement").

                 (s) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                 (t) The Securities conform in all material respects to the description thereof contained in the Final Memorandum under the heading "Description of the Notes."

                 (u) (i) The merger of an affiliate of Kohlberg Kravis Roberts & Co. L.P. and an affiliate of Hicks, Muse, Tate & Furst Incorporated with and into the Company, with the Company continuing as the surviving corporation, was consummated pursuant to an Agreement and Plan of Merger dated May 27, 1998, as amended (the "Regal Merger"), (ii) the merger of a wholly owned subsidiary of the Company with and into Act III, with Act III surviving as a wholly owned subsidiary of the Company, was consummated pursuant to an Agreement and Plan of Merger dated August 26, 1998 (the "Act III Merger", and together with the Regal Merger, the "Transactions") and (iii) all required consents, waivers and agreements in connection with the Transactions, including any such consents, waivers and agreements from suppliers and lessors of Act III, have been obtained, except where the failure to obtain such consents, waivers or agreements would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
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                                       6

                 (v) The statements in the Final Memorandum will not differ in any material respect from the statements contained in the Registration Statement, except for matters described by the Company to the Placement Agent prior to the date hereof.

                 2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Placement Agent, and the Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Securities at a purchase price of 98.00% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date.

                 The Company hereby agrees that, without the prior written consent of the Placement Agent, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

                 3. Terms of Offering. You have advised the Company that the Placement Agent will make an offering of the Securities purchased by the Placement Agent hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                 4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Placement Agent at 10:00 a.m., New York City time, on November 10, 1998, or at such other time on the same or such other date, not later than November 17, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

                 Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the Placement Agent, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agent duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the Closing Date.

                 5. Conditions to the Placement Agent's Obligations. The obligation of the Placement Agent to purchase and pay for the Securities on the Closing Date is subject to the following conditions:
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                                       7

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                          (i)     there shall not have occurred any
                 downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded for the Company's
                 9 1/2% Senior Subordinated Notes due 2008 issued on May 27, 1998 or any of the Company's other securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                 (b) The Placement Agent shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                 (c) The Placement Agent shall have received on the Closing Date an opinion of Bass Berry & Sims PLC, local counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Placement Agent at the request of the Company and shall so state therein.

                 (d) The Placement Agent shall have received on the Closing Date an opinion of Weil, Gotshal & Manges LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Placement Agent at the request of the Company and shall so state therein.
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                                       8

                 (e) The Placement Agent shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agent, dated the Closing Date, in form and substance satisfactory to you.

                 (f) The Placement Agent shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Placement Agent, from PricewaterhouseCoopers LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum for each of the three years in the period ending January 1, 1998 and the six month period ended July 2, 1998; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                 (g) The Placement Agent shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Placement Agent, from Deloitte & Touche LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum for the three month period ended October 1, 1998; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                 (h) The Placement Agent shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Placement Agent, from PricewaterhouseCoopers LLP, independent public accountants for Act III, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum for the year ended December 31, 1996; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                 (i) The Placement Agent shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Placement Agent, from Deloitte & Touche LLP, independent public accountants for Act III, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum for each of the years in the two year period ended December 31, 1998, for the six month period ended June 30, 1998, and for the period from July 1, 1998 through August 26, 1998; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.
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                                       9

                 (j) The Indenture and the Registration Rights Agreement shall have been executed by the parties thereto and shall be in full force and effect on the Closing Date.

                 (k) The Placement Agent shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                 6. Covenants of the Company. In further consideration of the agreements of the Placement Agent contained in this Agreement, the Company covenants with the Placement Agent as follows:

                 (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

                 (b) Before amending or supplementing the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                 (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agent, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at the Company's own expense, to the Placement Agent, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                 (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                 (e) Whether or not any sale of the Securities is consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees,
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                                       10

         disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Final Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agent, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Placement Agent, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Placement Agent (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, and
         (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Placement Agent will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                 (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                 (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                 (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of the Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                 (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                 (j) To refrain from, and to cause its Affiliates or any person acting on its or their behalf (other than the Placement Agent) to refrain from, engaging in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and to comply, and to cause its Affiliates and each person acting on its or their behalf (other than the Placement Agent) to comply, with the offering restrictions requirement of Regulation S.

                 (k) During the period of two years after the Closing Date, not to resell, and to cause its Affiliates (as defined in Rule 144 under the Securities Act) not to resell, any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                 7.       Offering of Securities; Restrictions on Transfer.
(a) The Placement Agent represents and warrants that it is a QIB. The Placement Agent represents and warrants to the Company that (i) it has not solicited and will not solicit offers for, and has not offered or sold and will not offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it has solicited and will solicit offers for such Securities only from, and has offered and will offer such Securities only to, persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

                 (b) The Placement Agent represents, warrants, and agrees with respect to offers and sales outside the United States that:

                 (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                 (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Final Memorandum or any such other material, in all cases at its own expense;

                 (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                 (iv) it has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither the Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any the Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                 (v) it has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                 (vi) it understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                 (vii) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                 "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                 Terms used in this Section 7(b) have the meanings given to them by Regulation S.

                 8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent through you expressly for use therein.

                 (b) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent through you expressly for use in the Final Memorandum or any amendments or supplements thereto.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Placement Agent, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d)      To the extent the indemnification provided for in
Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent in respect thereof, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this

Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                 9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                 10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                 If this Agreement shall be terminated by the Placement Agent, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.

                 11. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Placement Agent, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: High Yield New Issues Group, facsimile number (212) 761-0587, and if sent to the Company, Regal Cinemas, Inc., attention: Chief Financial Officer, facsimile number (423) 922-6085.

                 12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,


                                         REGAL CINEMAS, INC.


                                         By:         /s/  D. MARK MONROE
                                             ---------------------------------
                                              Name:       D. Mark Monroe
                                              Title:      Vice President


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED


By:  /s/ DANIEL H. KLAUSNER
   ------------------------------
Name:    Daniel H. Klausner
Title:   Vice President

                                                                       EXHIBIT A



                            OPINION OF LOCAL COUNSEL
                                FOR THE COMPANY

                 Attach draft opinion of the counsel for the Company to be delivered pursuant to Section 5(c) of the Placement Agreement to the effect that:

         A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         B. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non- assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

         C. The Placement Agreement has been duly authorized, executed and delivered by the Company.

         D.      The Securities have been duly authorized by the Company.

         E. Each of the Indenture and Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

         F. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the

Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.